SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 11, 2008 (August 7, 2008)

VIRTUALSCOPICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52018	04-3007151
(Commission File Number)	(IRS Employer Identification No.)

500 Linden Oaks, Rochester, New York	14625
(Address of Principal Executive Offices)	(Zip Code)

(585) 249-6231

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 7, 2008, VirtualScopics, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) stating that the Company has not regained compliance with the $1.00 minimum closing bid price requirement set forth in Marketplace Rule 4310(c)(4). The staff determination letter further states that the Company’s common stock will be delisted from the NASDAQ Capital Market on August 18, 2008, unless the Company requests a hearing to appeal the determination to delist its common stock to a NASDAQ Listing Qualifications Panel (the “Panel”). The Company has requested such a hearing with the Panel, which automatically stays the delisting until the Panel reaches a decision. The Panel will typically hold a hearing to consider an appeal within 45 days after the request for a hearing is made, and it may take up to 30 days after the hearing for the Panel to make a decision on the appeal.

At the hearing, the Company intends to present a plan of compliance, consisting of a reverse stock split, for its continued listing on the NASDAQ Capital Market. The plan will involve a request for additional time, not to exceed 180 days from August 6, 2008, for the Company to regain compliance without effecting a reverse stock split, provided that if the Company does not achieve compliance by a certain date within the extended cure period, the Company will effect a reverse stock split. Under Delaware law, the Company can propose and effect a reverse stock split by obtaining stockholder approval, which the Company received at its Annual Meeting of Stockholders on May 8, 2008. The Company has not yet established the ratio for the split, if one is required. There can be no assurance that the Panel will approve the Company’s plan of compliance, in whole or in part, or grant the Company’s request for continued listing on the NASDAQ Capital Market. The Company believes that it currently complies with all the requirements for continued listing on the NASDAQ Capital Market, except for the $1.00 minimum closing bid price.

If the Panel determines to delist the Company’s securities, its common stock may trade on the National Association of Securities Dealers’ OTC Bulletin Board. However, the Company’s common stock would not be immediately eligible to trade on the OTC Bulletin Board unless an independent market-maker (not the Company) makes an application to register in and quote the common stock in accordance with the Securities and Exchange Commission’s rules and such application is cleared. In the event of a delisting, the Company intends to request that a market maker make an application to register in and quote the Company’s common stock on the OTC Bulletin Board, but there can be no assurance that a market maker will make such application or that such application will be approved.

A copy of the Company’s press release announcing the Company’s receipt of the staff determination letter is attached hereto as Exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

99.1	Press Release issued by VirtualScopics, Inc. on August 11, 2008 entitled “VirtualScopics, Inc. Receives Nasdaq Delisting Notice; Company Files Appeal To Stay Delisting”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSCOPICS, INC.

Date: August 11, 2008	By:	/s/ Molly Henderson
	Name:	Molly Henderson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 11, 2008